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                                                                    EXHIBIT 10.1

                               NORDSON CORPORATION

                         2005 DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2005

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                                TABLE OF CONTENTS

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PURPOSE...........................................................................................       1

ARTICLE 1     DEFINITIONS.........................................................................       1

ARTICLE 2     SELECTION, ENROLLMENT, ELIGIBILITY..................................................       7

ARTICLE 3     DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES...............................       8

ARTICLE 4     SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION.........      14

ARTICLE 5     RETIREMENT BENEFIT..................................................................      15

ARTICLE 6     PRE-RETIREMENT SURVIVOR BENEFIT.....................................................      16

ARTICLE 7     TERMINATION BENEFIT.................................................................      16

ARTICLE 8     DISABILITY BENEFIT..................................................................      17

ARTICLE 9     BENEFICIARY DESIGNATION.............................................................      18

ARTICLE 10    LEAVE OF ABSENCE....................................................................      19

ARTICLE 11    TERMINATION, AMENDMENT OR MODIFICATION..............................................      19

ARTICLE 12    ADMINISTRATION......................................................................      20

ARTICLE 13    OTHER BENEFITS AND AGREEMENTS.......................................................      21

ARTICLE 14    CLAIMS PROCEDURES...................................................................      21

ARTICLE 15    TRUST...............................................................................      23

ARTICLE 16    MISCELLANEOUS.......................................................................      23
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                         2005 DEFERRED COMPENSATION PLAN

                            Effective January 1, 2005

                                     PURPOSE

      The purpose of this 2005 Deferred Compensation Plan, established effective as of January 1, 2005, is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development, and future business success of Nordson Corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan applies to compensation earned, deferred, or vested on and after January 1, 2005; the Nordson Corporation Deferred Compensation Plan, dated November 3, 2000, as amended on January 22, 2003, and as in effect on October 3, 2004 (the "2000 Plan"), applies to compensation earned, deferred, and vested on or before December 31, 2004. No provisions of this Plan shall alter, affect, or amend any provisions of the 2000 Plan applicable to compensation earned, deferred, and vested on or before December 31, 2004.

                                    ARTICLE 1
                                   DEFINITIONS

      For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance, (iii) the Rollover Account balance, and (iv) the Unilateral Committee Contribution Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.3 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the vested Account Balance of the Participant shall be calculated as of the close of business on or around (a) the last business day of the Plan Year in which the Participant Retires or is deemed to have Retired in accordance with Section 8.1, or (b) the date on which the Participant experiences a Termination of Employment or is deemed to have experienced a Termination of Employment in accordance with Section 8.1, and (ii) for remaining annual installments, the vested Account Balance of the Participant shall be calculated on every applicable anniversary of (a) the last business day of the Plan Year in which the Participant Retires is deemed to have Retired in accordance with Section 8.1, or (b) the date on which the Participant experiences a Termination of Employment or is deemed to have experienced a Termination of Employment in

                                      -1-
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      accordance with Section 8.1. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten
      (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.4 "Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.5 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7   "Board" shall mean the board of directors of the Company.

1.8 "Bonus" shall mean any compensation relating to services performed during any calendar year(s), whether or not paid in a calendar year or included on the Federal Income Tax Form W-2 for a calendar year, payable to a Participant as an Employee under any Employer's written bonus or cash compensation incentive plans, excluding stock options and restricted stock.

1.9 "Change in Control" shall mean an event described below occurring at any time after the date of the adoption of this Plan:

            (i) any person (other than the Company, any of its subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding, or any such Person commences or publicly announces an intent to commence a tender offer or exchange offer the

                                      -2-
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      consummation of which would result in the Person becoming the Beneficial
      Owner of 20% or more of the Common Shares then outstanding (provided, however, that, for purposes of determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord trust, by the Nord Family Foundation (or any successor to the Nord Family Foundation), and by the Eric and Jane Nord Foundation shall be excluded; for purposes of determining whether the Walter G. Nord Trust, the Nord Family Foundation (or any successor), or the Eric and Jane Nord Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded; for purposes of determining whether the Nord Family Foundation (or any successor), together with its Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Eric and Jane Nord Foundation will be excluded; and, for purposes of determining whether the Eric and Jane Nord Foundation, together with its Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Nord Family Foundation (or any successor) will be excluded. For purposes of this Section 1.9, the terms "Affiliates," "Associates," "Beneficial Owner," and "Person" will have the meanings given to them in the Restated Rights Agreement, dated as of November 7, 1997, between the Company and National City Bank, as Rights Agent, as amended from time to time.

            (ii) At any time during a period of 24 consecutive months, individuals who were directors of the Company at the beginning of the period no longer constitute a majority of the members of the Board, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who were members of the Board at the time of the election or nomination and were directors at the beginning of the period.

            (iii) A record date is established for determining shareholders entitled to vote upon (A) a merge or consolidation of the Company with another corporation in which the Company is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) the dissolution of the Company.

            (iv) Any person who proposes to make a "control share acquisition" of the Company, within the meaning of the applicable Section of the Ohio General Corporation Law, submits or is required to submit an acquiring person statement to the Company.

1.10  "Claimant" shall have the meaning set forth in Section 14.1.

1.11 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

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1.12  "Committee" shall mean the Compensation Committee of the Board of
      Directors of the Company.

1.13 "Company" shall mean Nordson Corporation, an Ohio corporation, and any successor to all or substantially all of the Company's assets or business.

1.14 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.

1.15 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code
      Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.16 "Deferral Account" shall mean (i) the sum of all of a Participant's Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.17 "Deferral Amount" shall mean that portion of a Participant's Base Salary and Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Deferral Amount shall be the actual amount withheld prior to such event.

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1.18  "Disability" shall mean a period of disability during which a Participant
      (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

1.19  "Disability Benefit" shall mean the benefit set forth in Article 8.

1.20 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.21  "Employee" shall mean a person who is an employee of any Employer.

1.22 "Employer(s)" shall mean the Company and any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Committee to participate in the Plan and have adopted the Plan as a sponsor.

1.23 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.24 "Excess Cash Compensation" shall mean, for any Plan Year, that portion of a Participant's cash compensation relating to services performed during any Plan Year, including, without limitation, Base Salary, Bonus or payments from any cash compensation incentive plan, that the Committee, in its sole discretion, determines is in excess of the amount set forth in Code Section 162(m)(1). For purposes of this Section 1.24, a Participant's cash compensation: (i) shall be calculated after reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and any amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; and (ii) shall not include any distributions from this Plan.

1.25 "Fair Market Value," with respect to a common share of the Company as of any given day, shall mean the last reported closing price for a common share on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for that day or, if there was no sale of common shares so reported for that day, on the most recently preceding day on which there was such a sale. If the common shares are not listed or admitted to trading on NASDAQ on any given day, the Fair Market Value on that day will be as determined by the Committee.

1.26  " NEST" shall mean the Nordson Corporation Employees Savings Trust Plan.

1.27 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election

                                      -5-
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      Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement,
      Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.28 "Plan" shall mean the Nordson Corporation 2005 Deferred Compensation Plan, as amended from time to time.

1.29 "Plan Agreement" shall mean a written agreement, as may be amended by the Committee from time to time, which is entered into by and between an Employer and a Participant. Should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.

1.30 "Plan Year" shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.31  "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
      Article 6.

1.32 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five (55).

1.33  "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.34  "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.35 "Stock" shall mean the common shares of the Company or any other equity securities of the Company designated by the Committee.

1.36  "Termination Benefit" shall mean the benefit set forth in Article 7.

1.37 "Termination of Employment" shall mean the severing of employment with the Company or an Employer, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death.

1.38 "Trust" shall mean one or more rabbi trusts established by the Company or an Employer in accordance with Article 15 of this Plan as amended from time to time.

1.39 "Unforeseeable Financial Emergency" shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

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1.40  "Unilateral Committee Contribution Account" shall mean: (i) the sum of all of the Participant's Unilateral Committee Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Unilateral Committee Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Unilateral Committee Contribution Account.

1.41 "Unilateral Committee Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.42 "Years of Vested Service" shall have the meaning as that term is defined in the NEST.

                                    ARTICLE 2
                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to those employees of an Employer who (i) are officers or key employees of an Employer, (ii) received, or would have received but for an election to defer compensation under this Plan and any other plan of the Company, from the Employer aggregate cash compensation for the prior Plan Year (or calendar year for purposes of the initial Plan Year) of not less than $100,000, or such higher amount as the Committee may decide from time to time, and (iii) are, upon recommendation of the President and Chief Executive Officer of the Company, approved for such participation by the Committee, in its sole discretion,

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days (or such shorter time as the Committee may determine) after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within thirty (30) days (or such shorter time as the Committee may determine) after he or she is selected to participate in the Plan, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance

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      with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee
      shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections.

                                    ARTICLE 3
              DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES

3.1   MINIMUM DEFERRALS.

      (a) BASE SALARY AND BONUS. For each Plan Year, a Participant may elect to defer, as his or her Deferral Amount, a minimum of at least Five Thousand dollars ($5,000) between his Base Salary and Bonus. If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

      (b) SHORT PLAN YEAR. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2   MAXIMUM DEFERRAL.

      (a) BASE SALARY AND BONUS. For each Plan Year, a Participant may elect to defer, as his or her Deferral Amount, Base Salary and/or Bonus up to the following maximum percentages for each deferral elected:

                 MAXIMUM
  DEFERRAL      PERCENTAGE
--------------  ----------
Base Salary       100%
Bonus             100%

      (b) Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Deferral Amount, with respect to Base Salary and/or Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3   ELECTION TO DEFER; EFFECT OF ELECTION FORM.

      (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the

            Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

      (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, or at such other time as the Committee may determine from time to time, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Deferral Amount shall be zero for that Plan Year.

3.4 WITHHOLDING OF DEFERRAL AMOUNTS. For each Plan Year, the Base Salary portion of the Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus portion of the Deferral Amount shall be withheld at the time the Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 ANNUAL COMPANY CONTRIBUTION AMOUNT. For each Plan Year, the Committee, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall equal any Annual Company Contribution Amount for that Participant for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount described in this Section 3.5, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.6 UNILATERAL COMMITTEE CONTRIBUTION AMOUNT. For each Plan Year, the Committee, in its sole discretion, may, but is not required to, credit any amount, including any Excess Cash Compensation, to a Participant's Unilateral Committee Contribution Account under this Plan, which amount shall be the Participant's Unilateral Committee Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Unilateral Committee Contribution Amount for that Plan Year. The Unilateral Committee Contribution Amount described in this Section 3.6, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.7 INVESTMENT OF TRUST ASSETS. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.8   VESTING.

      (a) A Participant shall at all times be 100% vested in his or her Deferral Account, Rollover Account and Unilateral Committee Contribution Account. A Participant shall vest in his or her Company Contribution Account in accordance with the same vesting schedule as set forth in the NEST.

      (b) Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, a Participant's Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

      (c) Notwithstanding subsection (a), the vesting schedule for a Participant's Company Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm"). If the Accounting Firm's opinion is in agreement with the Committee's determination, the opinion shall state that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.9 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

      (a) ALLOCATION OF DEFERRALS. A Participant, in connection with his or her deferral election made in accordance with Section 3.3(a) or 3.3(b) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for each business day thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent business day in which the Participant participates in the Plan. Thereafter, the Participant may (but is not required to) elect, either by submitting an Election Form to the Committee that is accepted by the Committee or through any other manner approved by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund, all in a manner permitted by the Committee. Notwithstanding the foregoing, however, any election made in accordance with Section 3.3(a) or 3.3(b) and this Section 3.9(a) to allocate any portion of his Deferral Amount to the Nordson Stock Measurement Fund shall not be effective unless such election is completed prior to the end of the Plan Year preceding the Plan Year for which the election is made, provided, however, that a Participant may change his or her Measurement Fund election with respect to amounts already in his or her Deferral Account at such times and in such manner as the Committee shall provide.

      (b)   PROPORTIONATE ALLOCATION. In making any election described in
            Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

      (c) MEASUREMENT FUNDS. The following measurement funds (each a "Measurement Fund") will be used for the purpose of crediting or debiting amounts to the Participant's Account Balance in accordance with this Article 3. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s), and shall maintain appropriate accounts with respect to each. Each such action will take effect seven (7) days following the day on which the Committee gives Participants advance written notice of such change, provided, however, that prior to such date the prior restrictions of the Plan apply.

                  The following funds shall be Measurement Funds under the Plan:

                        -     Equity Index Fund

                        -     Large Cap Value Fund

                        -     Large Cap Growth Fund

                        -     International Equity Index

                        -     Money Market Fund

                        -     Investment Contract Fund

                        -     Nordson Stock Measurement Fund

            Amounts deferred or transferred by a Participant to the Nordson Stock Measurement Fund shall be in the form of stock equivalent units (hereinafter referred to as "Stock Equivalent Units"), the number of which shall be determined by dividing the amount so deferred or transferred by the Fair Market Value of one of the Company's common shares at the time the Participant's compensation would otherwise have been paid to the Participant or the transfer is otherwise made, as the case may be. Dividends on the Stock Equivalent Units credited to a Participant's Nordson Stock Measurement Fund account shall be credited to the Participant's

            Nordson Stock Measurement Fund account in the form of additional Stock Equivalent Units, based on the Fair Market Value of one of the Company's common shares on the date the dividend is otherwise payable.

      (d) CREDITING OR DEBITING METHOD. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance (whether or not vested, for purposes of making the adjustments described in this Section 3.9(d)) shall be credited or debited on a schedule as determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such business day, as of the close of business on the business day, at the closing price on such date;
            (ii) the portion of the Deferral Amount that was actually deferred during any business day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such business day, no later than the close of business on that business day after the day on which such amounts are actually deferred from the Participant's Base Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such business day, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant's Company Contributions Amount shall be credited to his or her Company Contribution Account for purposes of this Section 3.9(d) as of the date(s) determined by the Company, in its sole discretion. The Participant's Unilateral Committee Contribution Amount shall be credited to his or her Unilateral Committee Contribution Account for purposes of this Section 3.9(d) as of the date(s) determined by the Company, in its sole discretion. Notwithstanding the foregoing, in the case of the Nordson Stock Measurement Fund, adjustments shall be made each day to the portion of a Participant's Account Balance which is expressed in Stock Equivalent Units to reflect as of that date the number of additional Stock Equivalent Units resulting from additional deferrals allocated by the Participant to the Nordson Stock Measurement Fund, transfer allocations by the Participant to the Nordson Stock Measurement Fund, dividend credits to the Nordson Stock Measurement Fund, and distributions to the Participant that decrease the portion of such Participant's Account Balance reflected by Stock Equivalent Units.

      (e) NO ACTUAL INVESTMENT. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

      (f) SPECIAL RULES FOR NORDSON STOCK MEASUREMENT FUND. Notwithstanding any provision of this Plan that may be construed to the contrary, an election to allocate deferrals to the Nordson Stock Measurement Fund may not be revoked and any amounts allocated to the Nordson Stock Measurement Fund by a Participant can never be reallocated to any other Measurement Fund(s) in this Plan.

            Moreover, no distribution of amounts allocated to the Nordson Stock Measurement Fund shall be made other than (i) on a fixed date more than six months following the date of the Participant's election with respect to the Deferral Amount allocated to the Nordson Stock Measurement Fund, or (ii) automatically on an earlier date pursuant to the Plan on the Participant's death, Disability while eligible to Retire, Retirement, or Termination, provided that in the event of Termination such amount shall be paid in a lump sum, notwithstanding the provisions of Section 7.2 of the Plan. Accordingly, the provisions of Sections 4.3 and the second and third sentences of
            Section 5.2 of this Plan shall not be applicable to any portion of the Participant's Account Balance allocated to the Nordson Stock Measurement Fund, nor shall the provisions of Section 8.1 of this Plan be applicable to any portion of the Participant's Account Balance allocated to the Nordson Stock Measurement Fund in the case of a Participant suffering a Disability prior to the date he is eligible to Retire.

            Finally, when distribution is to be made of amounts allocated to the Nordson Stock Measurement Fund, Stock Equivalent Units credited to the Participant's Account Balance shall be converted to the same number of common shares of Stock for distribution to the Participant. Except in the case of a fractional Stock Equivalent Unit, which shall be paid in cash, all distributions from the Nordson Stock Measurement Fund shall be made only in the form of Stock.

3.10  FICA AND OTHER TAXES.

      (a) DEFERRAL AMOUNTS. For each Plan Year in which a Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Deferral Amount. If necessary, the Committee may reduce the Deferral Amount in order to comply with this Section 3.10.

      (b) COMPANY CONTRIBUTION AMOUNTS. When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant's Employer(s) shall withhold from the Participant's Base Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Contribution Account in order to comply with this Section 3.10.

      (c) UNILATERAL COMMITTEE CONTRIBUTION AMOUNTS. When the Participant's Employer(s) credits a Unilateral Committee Contribution Amount to a Participant's Unilateral Committee Contribution Account, the Participant's Employer(s) shall withhold from the Participant's Base Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the Participant's Unilateral Committee Contribution Amount in order to comply with this Section 3.10.

3.11 DISTRIBUTIONS. The Participant's Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.

                                    ARTICLE 4
             SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES;
                               WITHDRAWAL ELECTION

4.1 SHORT-TERM PAYOUT. In connection with each election to defer a Deferral Amount, a Participant may irrevocably elect to receive a Short-Term Payout from the Plan with respect to all or a portion of such Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the portion of the Deferral Amount that the Participant elected to have distributed as a Short-Term Payout, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the Short-Term Payout becomes payable, as determined by the Committee in its sole discretion. Subject to the Deduction Limitation and other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a sixty (60) day period commencing immediately after the last day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least five (5) Plan Years after Plan Year in which the Deferral Amount is actually deferred. By way of example, if a Short-Term Payout is elected for Deferral Amounts that are deferred in the Plan Year commencing January 1, 2005, the Short-Term Payout would become payable during a sixty (60) day period commencing January 1, 2011.

4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
      Section 4.1 but shall be paid in accordance with the other applicable

      Article. Moreover, any Short-Term Payout shall be adjusted to take into account any contribution under Section 3.5 above.

4.3 PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payout, after taking into account the extent to which such Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

                                    ARTICLE 5
                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 PAYMENT OF RETIREMENT BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit with respect to the compensation deferred pursuant to such Election Form in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. Notwithstanding the preceding sentence, if the Participant's Account Balance at the time of his or her Retirement is less than $10,000, payment of his or her Retirement Benefit shall be paid in a lump sum on or before the later of
      (a) December 31 of the calendar year in which occurs the Participant's separation from service or (b) the date 2-1/2 months after the Participant's separation from service. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

5.4 CHANGE IN TIME OR FORM OF PAYMENT. Notwithstanding the method of payment for the Retirement Benefit elected by a Participation on an Election Form with respect to the

      Compensation deferred pursuant to such Election Form, the Participant may elect to change the time or Form of such payment under a subsequent election that meets the following requirements:

      (a) The subsequent election may not take effect until at least 12 months after the date on which the subsequent election is made.

      (b) The first payment with respect to which the subsequent election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made.

      (c)   The subsequent election may not accelerate the time of any payment.

      The form of payment elected in a subsequent election must be a lump sum or an Annual Installment Method of 5, 10, or 15 years.

5.5 LIMITATION ON KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, the payment of a Retirement Benefit with respect to a "key employee" of the Company, within the meaning of Section 416(i)(1) of the Code, shall not be made within six months following his separation from service with the Company, except in the event of death.

                                    ARTICLE 6
                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT. A Participant's Beneficiary shall receive the Pre-Retirement Survivor Benefit in a lump sum. The lump sum payment shall be made no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7
                               TERMINATION BENEFIT

7.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2 PAYMENT OF TERMINATION BENEFIT. If the Participant's Account Balance at the time of his or her Termination of Employment is less than $10,000, payment of his or her Termination Benefit shall be paid in a lump sum on or before the later of (a) December 31 of the calendar year in which occurs the Participant's separation from service or
      (b) 2-1/2 months after the Participant's separation from service. If his or her Account Balance at such time is equal to or greater than that amount, the Termination Benefit shall be paid in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years as elected by the Participant for the payment of the Retirement Benefit with respect to such amount. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

7.3 CHANGE IN TIME OR FORM OF PAYMENT. Notwithstanding the method of payment elected by a Participant on an Election Form with respect to Compensation deferred pursuant to such Election Form, the Participant may elect to change the form of payment for Termination Benefits under a subsequent election that meets the following requirements:

      (a) The subsequent election may not take effect until at least 12 months after the date on which the subsequent election is made.

      (b) The subsequent election may not accelerate the time or schedule of any payment.

      The form of payment elected in a subsequent election must be a lump sum or an Annual Installment Method of 5, 10, or 15 years.

7.4 LIMITATION ON KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, the payment of a Termination Benefit with respect to a "key employee" of the Company, within the meaning of Section 416(i)(1) of the Code, shall not be made within six months following his separation from service with the Company, except in the event of death.

                                    ARTICLE 8
                               DISABILITY BENEFIT

8.1 DISABILITY BENEFIT. A Participant suffering a Disability shall, for benefit purposes under this Plan, be deemed to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire to have Retired, as soon as practicable after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum within sixty (60) days of the Participant's deemed Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

8.2 LIMITATION ON KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, the payment of a Disability Benefit with respect to a "key employee" of the Company, within the meaning of Section 416(i)(1) of the Code, shall not be made within six months following his separation from service with the Company, except in the event of death.

                                    ARTICLE 9
                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

10.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with
      Section 3.3.

10.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the Participant returns to a paid employment status. Upon such return, deferrals shall resume for the remaining portion of the Plan Year in which the return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11
                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 TERMINATION. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to terminate the Plan at any time with respect to any or all of its participating Employees, by action of the Committee. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants in accordance with the elections made by the Participants.

11.2 AMENDMENT. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Committee; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. The Company specifically reserves the right to amend the Plan to conform the provisions of the Plan to the guidance issued by the Secretary of the Treasury with respect to
      Section 409A of the Code, in accordance with such guidance.

11.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 ADMINISTRATION

12.1 COMMITTEE DUTIES. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to:
      (i) approve for participation employees who are recommended for participation by the president and Chief Executive Officer of the Company,
      (ii) adopt, alter, and repeal administrative rules and practices governing this Plan, (iii) interpret the terms and provisions of this Plan, and (iv) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause this Plan or any awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3, or, if applicable, to meet the requirements of the regulations under Section 162(m) of the Code.

12.2 ADMINISTRATION UPON CHANGE IN CONTROL. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's then highest ranking officer (the "Ex-Chief Executive Officer"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-Chief Executive Officer. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

12.3 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4 BINDING EFFECT OF DECISIONS. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6 EMPLOYER INFORMATION. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                                   ARTICLE 13
                          OTHER BENEFITS AND AGREEMENTS

13.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                                CLAIMS PROCEDURES

14.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

      (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

      (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
            Claimant:

            (i) the specific reason(s) for the denial of the claim, or any part of it;

            (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

            (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

            (iv)  an explanation of the claim review procedure set forth in
                  Section 14.3 below.

14.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

      (a)   may review pertinent documents;

      (b)   may submit written comments or other documents; and/or

      (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

      (a)   specific reasons for the decision;

      (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

      (c)   such other matters as the Committee deems relevant.

14.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15
                                      TRUST

15.1 ESTABLISHMENT OF THE TRUST. The Company may establish one or more Trusts to which the Company may transfer such assets as the Company determines in its sole discretion to assist in meeting its obligations under the Plan.

15.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Employers to the assets transferred to the Trust.

15.3 DISTRIBUTIONS FROM THE TRUST. Each Employers obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.

15.4 STOCK TRANSFERRED TO THE TRUST. Notwithstanding any other provision of this Plan or the Trust, any Stock transferred to the Trust in accordance with Section 3.7 may not be otherwise distributed or disposed of by the Trustee until at least 6 months after the date such Stock is transferred to the Trust.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or an Employer. For purposes of the payment of benefits under this Plan, any and all of the Company's or an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Company or an Employer, respectively. The Company's or an Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant, either expressed or implied. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Ohio without regard to its conflicts of laws principles.

16.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                               Robert E. Veillette
                     Secretary and Assistant General Counsel
                               Nordson Corporation
                               28601 Clemens Road
                              Westlake, Ohio 44145

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16 INSURANCE. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

16.17 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company is aware that upon the occurrence of a Change in Control, the Board or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company, or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company hereby irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

16.18 NO ACCELERATION OF BENEFITS. The acceleration of the time or schedule of any payment under the Plan is not permitted, except as provided in regulations by the Secretary of the Treasury.

16.19 COMPLIANCE WITH SECTION 409A OF THE CODE. The Plan is intended to provide for the deferral of compensation in accordance with Section 409A of the Code for compensation earned, vested, or deferred after December 31, 2004. Notwithstanding any provisions of the Plan, any Plan Agreement, or any Election Form to the contrary, no otherwise permissible election under the Plan shall be given effect that would result in the taxation of any amount under Section 409A of the Code. To the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an election with respect deferral elections made under the Plan prior to January 1, 2005.

      IN WITNESS WHEREOF, the Company has signed this Plan document on _________________, 2004.

                                        NORDSON CORPORATION

                                        Nordson Corporation, an Ohio corporatio

                                        By:      ____________________________

                                        Title:   ____________________________